EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 31st day of May, 1997, between THINK New Ideas, Inc., a Delaware corporation (the "Company"), and Larry Kopald, an individual resident of Los Angeles, California (the "Employee").

                                   WITNESSETH:

         WHEREAS, it is the desire of the Company to offer the Employee employment with the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is the desire of the Employee to accept the Company's offer of employment with the Company upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth herein for the period of employment as set forth in
Section 2 hereof (the "Period of Employment").

         2. TERM; PERIOD OF EMPLOYMENT. Subject to extension or termination as hereinafter provided, the Period of Employment hereunder shall be from the date hereof (the "Effective Date") through the second anniversary of the Effective Date. Thereafter, the Period of Employment may be extended for successive one
(1) year periods (each, a "Renewal Period") at the option of the Company upon delivery of written notice by the Company to the Employee, subject to acceptance by the Employee, not less than one (1) month prior to the expiration of the Period of Employment, as previously extended. The phrase "Period of Employment" as used herein shall, unless otherwise indicated: (a) specifically include any extensions permitted hereunder or provided herein, except as otherwise noted; and (b) be deemed to have terminated as of the date of any notice provided to the Employee pursuant to Section 9 hereof, notwithstanding the Company's obligation to pay the Employee pursuant to Subsections 9(b) and 9(c) hereof.

         3.       OFFICE AND DUTIES. During the Period of Employment:

                  a) the Employee shall serve as the chief creative officer of the Company, having the authority and duties of an officer as set forth in the bylaws of the Company (the "Bylaws") with the responsibilities reasonably prescribed for such position by the board of directors of the Company (the "Board of Directors") in accordance with the Bylaws;


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                  b) in addition to the  foregoing,  the Employee shall serve as the president of the Company's wholly-owned subsidiary, Scott Mednick & Associates, Inc. for so long as the Company owns at least a majority of the outstanding voting securities of such entity and thereafter, the Employee shall serve as the president of any west coast division of the Company;

                  c) the Employee shall devote substantially all of his time to the business and affairs of the Company except for vacations, illness or incapacity, as hereinafter set forth. Notwithstanding the preceding sentence, nothing in this Agreement shall preclude the Employee from devoting reasonable amounts of time:

                     (i) for serving as a director, officer or member of a committee of any organization or entity involving no conflict of interest with the Company; or

                     (ii) engaging in charitable and community activities;

PROVIDED, HOWEVER, that such activities do not interfere with the performance by the Employee of his duties hereunder. In consideration of such employment, the Employee agrees that he shall not, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, engage in any trade or business activity or pursuit for his own account or for, or on behalf of, any other person, firm, corporation, business organization or other entity, irrespective of whether the same competes, conflicts or interferes with that of the Company or the performance of the Employee's obligations hereunder; PROVIDED, however, that nothing contained herein shall be construed to prevent the Employee from: (x) investing in the stock of any corporation, which does not compete with the Company, which is listed on a national securities exchange or traded in the over-the-counter market if the Employee does not and will not as a result of such investment own more than five percent (5%) of the stock of such corporation ("Permitted Investments"); or (y) engaging in personal business ventures to which the Employee devotes time outside of the time required to be devoted to the business of the Company hereunder. The Employee represents and warrants that he is not party to any agreement, oral or written, which restricts in any way:
(a) his ability to perform his obligations hereunder; or (b) his right to compete with a previous employer or such employer's business;

                  d) the Employee shall be entitled to four (4) weeks of vacation per year, subject to adjustment at the discretion of the Board of Directors.

                  e) the Employee shall be nominated by the Board of Director to stand for re-election as a director of the Company for as long as the Employee is employed by the Company.

         4. COMPENSATION AND BENEFITS. In exchange for the services rendered by the Employee pursuant hereto in any capacity during the Period of Employment, including without limitation, services as an officer, director, or member of any committee of the Company or any affiliate, subsidiary or division thereof, the Employee shall be compensated as follows:



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




                  a) COMPENSATION. During the first year of the Period of Employment, the Company shall pay the Employee compensation equal to Three Hundred Thousand Dollars ($300,000) at a rate of Twenty-Five Thousand Dollars ($25,000) per month. During the second year of the Period of Employment, the Company shall pay the Employee compensation equal to Three Hundred Fifty Thousand Dollars ($350,000) at the rate of Twenty-Nine Thousand One Hundred Sixty-Six Dollars and Sixty-Six Cents ($29,166.66) per month (such monthly amount as the same may be increased from time to time by the Board of Directors shall be defined as the "Monthly Compensation"). Such salary shall be payable in accordance with the customary payroll practices of the Company.

                  b) ORACLE ACCOUNT BONUS. In the event that, during the first year of the Period of Employment, Oracle Corporation ("Oracle") enters into a one (1) year advertising services agreement with the Company, the Employee shall be entitled to receive a bonus of One Hundred Fifty Thousand Dollars ($150,000) upon execution of such agreement; in the event that, during the second year of the Period of Employment, Oracle extends such agreement or otherwise enters into another agreement with the Company for a successive period of one (1) year, the Employee shall be entitled to receive a bonus of One Hundred Thousand Dollars ($100,000) upon extension or execution of such agreement. In the event that Oracle does not enter into such an agreement with the Company during either the first or the second year of the Period of Employment, but the Company's billing from advertising services equals or exceeds Sixteen Million Dollars ($16,000,000) in either or both such years, the Employee shall be entitled to receive in each such year the bonus he would otherwise have received in such year had Oracle signed or otherwise extended the agreement as described above; provided that, any such bonus shall be payable to the Employee in equal quarterly installments.

                  c) PROFITABILITY BONUS. The Employee shall be entitled to receive a bonus nine (9) months from the Effective Date (payable within thirty
(30) days thereof) equal to ten percent (10%) of the profits on the amount by which the Company's billings on the Oracle account exceed Sixteen Million Dollars ($16,000,000). The Employee shall also be entitled to receive a bonus eighteen (18) months from the Effective Date (payable within thirty (30) days thereof) equal to ten percent (10%) of the profits on the amount by which the Company's billings on the Oracle account exceed Twenty Million Dollars ($20,000,000). In addition, without limiting the foregoing, the Company may pay the Employee a bonus if, in the sole judgment of the Board of Directors, the earnings of the Company or the services of the Employee merit such a bonus.

                  d) WITHHOLDING AND EMPLOYMENT TAX. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

                  e) OPTIONS. In consideration of the Employee's agreement to render the services provided herein, the Employee shall receive an option exercisable to purchase an aggregate of 250,000 shares of the Company's common stock (the "Common Stock") at an exercise price of $3.69 per share, which amount represents the last sale/transaction price at which shares of the Common Stock were traded on the NASDAQ National Market System ("Nasdaq") on the Effective Date. Such option shall vest and become exercisable to purchase 62,500 shares of


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




Common Stock on each of the first through fourth anniversaries of the Effective Date; subject to acceleration as follows: (x) in the event that, during the first year of the Period of Employment, the Company's gross billings from advertising business introduced by the Employee exceeds Twenty Million Dollars ($20,000,000) and the Company realizes a profit margin before taxes of eight percent (8%) from such advertising business, the option to acquire an aggregate of 125,000 shares of Common Stock shall immediately vest and be exercisable; and
(y) in the event that, during the second year of the Period of Employment, the Company's gross billings from advertising business introduced by the Employee exceeds Thirty Million Dollars ($30,000,000) and the Company realizes a profit margin before taxes of fifteen percent (15%) from such advertising business, the option to acquire the remaining 125,000 shares of Common Stock shall immediately vest and be exercisable. If either or both of the targets in subsections (x) and
(y) are not met, the option granted herein shall vest and be exercisable in four annual increments as first set forth in this Section 4(e). In the event that the Employee's employment hereunder is terminated by the Company pursuant to Subsection 9(a) prior to exercise of the option granted hereunder, such option, to the extent not exercised, shall expire. In the event that the Employee's employment hereunder is otherwise terminated, such option, to the extent that the same has vested and become exercisable, must be exercised within ninety (90) days after such termination.

                  e) Any bonus payable hereunder may be paid by the Company, upon request of the Employee, by issuance of securities of the Company, including options to purchase Common Stock at an exercise price based upon the last sale/transaction price of the Common Stock on Nasdaq on the day prior to the issuance of such options (the "Exercise Price"). The number of shares of Common Stock issuable pursuant to such options shall be determined by dividing the amount of the bonus payable by the Company by the Exercise Price.

         5. BUSINESS EXPENSES. The Company shall: (a) pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties under this Agreement, provided that the same are previously authorized by the Company, in accordance with such procedures as the Company may from time to time establish for employees and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled; and (b) pay the Employee Eight Hundred Dollars ($800) per month as an automobile allowance, which amount shall include all expenses related to maintenance of such an automobile including all necessary repairs, registration, insurance and fuel.

         6. DISABILITY. The Company shall provide the Employee with substantially the same disability insurance benefits as those, if any, currently being provided by the Company, if any, for similar employees, which insurance benefits must provide for disbursement thereunder of an amount equal to no less than sixty percent (60%) of the Employee's then current compensation as set forth in Section 4(a) hereof.

         7. DEATH. The Company shall provide the Employee with substantially the same life insurance benefits as those currently being provided by the Company for similar employees. In the event of the Employee's death, the obligation of the Company to make payments pursuant to Section 4 hereof shall cease as of the date of such Employee's death and the Company shall pay to the estate of the Employee any amount due to the Employee under Sections 4 and 5 which has accrued up to the date of death.

         8. OTHER BENEFITS. The Employee shall be entitled to participate in fringe benefit, deferred compensation and stock option plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, but not be limited to, paid sick leave and individual health insurance (all in accordance with the policies of the Company) and professional dues and association memberships. Except as specifically set forth herein, the terms of, and participation by the Employee in, any deferred compensation plan or program shall be determined by the Board of Directors in its sole discretion.

         9. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Agreement, employment hereunder may be terminated:

                  a) By the Company, in the event of the employee's death or Disability (as hereinafter defined) or for "Just Cause." "Just Cause" shall be defined to be limited to: (i) the Employee's indictment or conviction of a crime involving a felonious act or acts, including dishonesty, fraud or moral turpitude by the Employee; (ii) prolonged or repeated absence from duty without the consent of the Company (for reasons other than the Employee's health or incapacity); (iii) habitual engaging in any activity which is competitive with the business of the Company; and (iv) habitual and willful misconduct on the part of the Employee relating to the performance of his duties hereunder. The Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, a material portion of his duties or obligations under this Agreement for a period of one hundred twenty (120) consecutive days in any 365-day period. The Board of Directors shall determine whether and when the Disability of the Employee has occurred and such determination shall not be arbitrary or unreasonable. The Company shall by written notice to the Employee given within thirty (30) days after discovery of the occurrence of an event or circumstance which constitutes "Just Cause, " specify the event or circumstance giving rise to the Company's exercise of its right hereunder and, with respect to Just Cause arising under
Section 9(a)(i), the Employee's employment hereunder shall be deemed terminated as of the date of such notice; with respect to Just Cause arising under Section 9(a)(ii), the Company shall provide the Employee with thirty (30) days written notice of such violation and the Employee shall be given reasonable opportunity during such thirty (30) day period to cure the subject violation;

                  b) By the Company in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, pay the Employee an amount equal to the Employee's then Monthly Compensation (as defined in Section 4(a) hereof) multiplied by the sum of the number of months remaining during the Period of Employment exclusive of any subsequent Renewal Period, as previously defined in Section 2 hereof (the "Termination Formula");

                  c) By the Employee: (i) upon any material violation of any material provision of this Agreement by the Company, which violation remains unremedied for a period of thirty (30) days after written notice of the same is delivered to the Company by the Employee; and (ii) upon any material change in the responsibilities of the Employee, without the Employee's prior consent; provided that, in such event the Company shall, as liquidated damages or severance pay, or both, pay to the Employee an amount equal to the Employee's Monthly Compensation multiplied by the Termination Formula; or

                  d) By the Employee in the event that Scott A. Mednick is removed by the Board of Directors as Chief Executive Officer and/or Chairman of the Board of Directors. In such event the Company shall pay to the Employee an amount equal to the Employee's Monthly Compensation multiplied by the Termination Formula and bonuses accrued through the date of such termination.

         Nothing set forth in this section shall: (i) require the Employee in the event of termination pursuant to Subsections 9(b) or 9(c) above to mitigate damages during the period in which the Employee is receiving payment thereunder (the "Severance Period"); or (ii) entitle the Company to offset the amounts owed by the Company to the Employee pursuant to Subsections 9(b) or 9(c) by any income or compensation received by the Employee from sources other than the Company during such Severance Period. In addition, the Company shall not be entitled to withhold or otherwise offset any amounts payable to the Employee under Subsections 9(b) or 9(c) above in response to an alleged violation by the Employee of any of the obligations which are imposed under this Agreement and survive termination hereof until such time as court of competent jurisdiction or other appropriate governing body has rendered judgment or otherwise made a determination with respect to whether such violation has occurred.

         In the event that this Agreement is terminated pursuant to Sections 9(b) or 9(c), the Employee shall be entitled to continue to participate, at the Company's expense, in any health insurance plan of the Company then in place for such period as the Employee is entitled to receive severance payment hereunder.

         10. NON-COMPETITION. Notwithstanding any earlier termination, during the Period of Employment (including any Renewal Period) and for one (1) year thereafter:

                  a) the Employee shall not, anywhere in North America directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, participate in, engage in, solicit or have any financial or other interest in any activity or any business or other enterprise in any field which at the time of termination is competitive with the business or is in substantially the same business as the Company or any affiliate, subsidiary or division thereof (unless the Board of Directors shall have authorized such activity and the Company shall have consented to in writing), as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or


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agent of any other person,  firm,  corporation,  business  organization or other entity; PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent the employee from investing in Permitted Investments; and

                  b) the Employee shall not: (i) solicit or induce any employee of the Company to terminate his or her employment or otherwise leave the Company's employ or hire any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing); or (ii) contact or solicit any clients or customers of the Company, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, person, corporation, business organization or other entity.

         11. CONFIDENTIAL INFORMATION. The parties hereto recognize that it is fundamental to the business and operation of the Company, its affiliates, subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the field of advertising, marketing and interactive Internet solutions. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Company, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Company, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of his being an employee of the Company, in the course of his employment, the Employee has or shall have access to, and has obtained or shall obtain, specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Company, its affiliates, subsidiaries and divisions thereof. Therefore, the Employee hereby agrees as follows, recognizing and acknowledging that the Company is relying on the following in entering into this Agreement:

                  a) The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, any and all right, title and interest of the Employee in and to all creations, designs, inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee solely or jointly, in whole or in part, during or before the term hereof (commencing with the date of the Employee's employment with the Company) which: (i) relate to methods, apparatus, designs, products, processes or devices created, promoted, marketed, distributed, sold, leased, used, developed, relied upon or otherwise provided by the Company or any affiliate, subsidiary or division thereof; or (ii) otherwise relate to or pertain to the business, operations or affairs of the Company or any affiliate, subsidiary or division thereof. Whether during the Period of Employment or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file, enforce and prosecute the patent applications to any of the foregoing and, as to copyrightable material, to obtain cop right thereon; and



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




                  b) Notwithstanding any earlier termination, during the Period of Employment (including any Renewal Period) and for a period of one (1) year thereafter, the Employee shall, except as otherwise required by or compelled by law, keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of the Employee, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, including but not limited to confidential information concerning the design and marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for the Company or any affiliate, subsidiary or division thereof. The Employee shall hold as the Company's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, whether made by him or otherwise coming into his possession. Upon termination of his employment or upon the demand of the Company, at any time, the Employee shall deliver the same to the Company within twenty-four (24) hours of such termination or demand.

         12. REASONABLENESS OF RESTRICTIONS. The Employee hereby agrees that the restrictions in this Agreement, including without limitation, those relating to the duration of the provisions hereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and divisions thereof, and are reasonable and valid.

         13. REFORMATION OF CERTAIN PROVISIONS. In the event that a court of competent jurisdiction determines that the non-competition or the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, of for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

         14. REMEDIES. Subject to Section 15 below, in the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Employee shall result in irreparable damage and injury to the Company for which the Company may not have any adequate remedy at law. Therefore, if, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performances against the


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breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof. In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a final settlement requiring payment to the prevailing party or final judgment.

         15. CERTAIN PROVISIONS; SPECIFIC PERFORMANCE. In the event of a breach by the Employee of the non-competition or Confidentiality provisions hereof, such breach shall not be subject to the cure provision of Section 14 above and the Company shall be entitled to seek immediate injunctive relief and a decree of specific performance against the Employee. Such remedy is non-exclusive and shall be in addition to any other remedy to which the Company or any affiliate, subsidiary or division thereof may be entitled.

         16. CONSOLIDATION; MERGER; SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination, provided that, the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and the binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

         17. SURVIVAL. Sections 10 through 15 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement by its terms or otherwise);
provided, however, that in the event that the Company ceases to exist and neither an affiliate, subsidiary or division thereof has assumed, at its option, the obligations of the Company hereunder, the Employee shall no longer be bound by the non-competition provision set forth in Section 10 hereof.

         18. SEVERABILITY. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         19. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         20. NOTICES. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

             a)   To the Company :          THINK New Ideas, Inc.
                                            8000 Sunset Boulevard-Penthouse East
                                            Los Angeles, California 90046
                                            Attention: Scott A. Mednick
                                            Chief Executive Officer

             b)   To the Employee:          Mr. Larry Kopald
                                            12021 Wilshire Boulevard, # 524
                                            Los Angeles, California 90025

             c)   With an addition; it copies
                  by like means to:         Kirkpatrick & Lockhart LLP
                                            1800 Massachusetts Ave., N.W.
                                               Washington, D.C. 20036
                                                Attn: Victoria A. Baylin, Esq.

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

         21. ASSIGNABILITY. This Agreement shall not be assignable by the Employee, but shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives. This Agreement shall be assignable by the Company to any affiliate, subsidiary or division thereof and to any success or in interest.

         22. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         23. WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of any terms or conditions of this Agreement shall not: operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         24. HEADINGS OF NO EFFECT. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         25. VESTING. Upon termination of this Agreement pursuant to Sections 9(b) or 9(d) any and all options, warrants, rights or other securities which are exercisable or convertible into shares with of common stock of the Company granted to the Employee prior to such expiration shall be accelerated, vest and become immediately exercisable (subject to applicable law).

         26. CONDITIONS. It shall be a condition to the vesting of the option granted in Section 4 above and to performance of the respective obligations of each of the Company and the Employee hereunder that Oracle become a client of the Company by June 15, 1997; in the event that Oracle does not become a client of the Company by June 15, 1997, this Agreement shall terminate and neither party hereto shall have any further obligation hereunder.

         27. INDEMNIFICATION. To the fullest extent allowed, and in the manner provided, by Delaware law, the Company shall indemnify the Employee and hold the Employee harmless from and against any claims arising out of the Employee's performance of his services hereunder as permitted by the Articles of Incorporation of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   THINK NEW IDEAS, INC., the Company


                                        /s/ Scott A. Mednick
                                   By:  ----------------------------------------
                                        Scott A Mednick, Chief Executive Officer


                                   THE EMPLOYEE


                                        /s/ Larry Kopald
                                   By:  ----------------------------------------
                                        Larry Kopald